Exhibit 10.8.3

Note: Certain portions have been omitted from this General Terms Agreement in accordance with a request for confidential treatment submitted to the Securities and Exchange Commission. Omitted information has been replaced with an asterisk. Omitted information has been filed separately with the Securities and Exchange Commission.

AVIANCATACA HOLDING S.A.,

as Original Buyer

GRUPO TACA HOLDINGS LIMITED,

as Taca

and

AIRBUS S.A.S.

as Seller

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

in respect of twenty-five (25)

A320 Family and A320 NEO Family Aircraft

under the

A320 Family and A320 NEO Family Purchase Agreement

dated December 27th 2011

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CONTENTS

Clause	Page

[*]

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This assignment, assumption and amendment agreement (this “TACA Assignment”) is dated as of the 28th day of February 2013,

BETWEEN:

(1)	AVIANCATACA HOLDING S.A., a company created and existing under Panamanian law having its registered office at Calle Aquilino de la Guardia No. 8, Ciudad de Panamá, República de Panamá (the “Original Buyer”);

(2)	GRUPO TACA HOLDINGS LIMITED, a company created and existing under the laws of The Commonwealth of the The Bahamas having its registered office at Wintherbotham Place, Marlborough & Queen Streets P.O. Box N-3026, Nassau, The Bahamas (“Taca”); and

(3)	AIRBUS S.A.S., a société par actions simplifiée, created and existing under French law having its registered office at 1 Rond-Point Maurice Bellonte, 31707 Blagnac-Cedex, France and registered with the Toulouse Registre du Commerce under number RCS Toulouse 383 474 814 (the “Seller”).

(together, the “Parties” and each, a “Party”).

WHEREAS:

(A)

Pursuant to the A320 Family and A320 NEO Family Purchase Agreement dated December 27th 2011, including all exhibits and appendixes attached thereto and any letter agreements thereto entered into between the Seller and the Original Buyer attached as Exhibit A (the “Purchase Agreement”), inter alia, the Original Buyer agreed to buy, and the Seller agreed to sell, certain aircraft upon the terms and subject to the conditions contained therein; and

(B)	Concurrently with this TACA Assignment, the Original Buyer and the Seller are entering into an amendment N°1 to the Purchase Agreement dated on or about the date hereof to amend certain provisions of the Purchase Agreement (the “Amendment N°1”); The Purchase Agreement as amended by the terms and provisions of Amendment N°1 shall be hereinafter referred to the “Agreement”; and

(C)	Pursuant to Letter Agreement N°9 to the Purchase Agreement, as more fully described in this TACA Assignment and subject to the terms and conditions contained herein, the Parties agree that as of the Effective Date (as defined below), except as modified by Clause 2 and Clause 3 herein, the Original Buyer transfers and assigns to Taca all of its rights, title, benefits and interests and all of its obligations and liabilities under the Agreement so far as they relate to the Assigned Taca Aircraft (as defined below) and Taca acquires such rights, title, benefits, interests, obligations and liabilities; and

(D)	As a condition to the Seller agreeing to this TACA Assignment, the Original Buyer shall remain jointly and severally liable with Taca for Taca’s performance under the GTH Assigned Agreement (as defined below).

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NOW THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Except as otherwise defined herein capitalized terms used herein shall have the same meanings as ascribed thereto in the Agreement. The following terms shall have the following meanings:

“Assigned Taca Aircraft” means any or all of the twenty-five (25) Airbus A320 Family or A320 NEO Family Aircraft of the Agreement which are set forth in Exhibit B to this TACA Assignment.

“GTH Assigned Agreement” means the Agreement as assigned from Original Buyer to Taca in accordance with the terms of this TACA Assignment.

“Effective Date” means the date of entry into force of this TACA Assignment which shall be deemed to be the date of execution and release of each of the following: (i) this TACA Assignment by the Parties and (ii) an assignment, assumption and amendment agreement made between the Original Buyer, the Seller and Aerovias del Continente Americano S.A. Avianca and (iii) the Amendment N°1 made between the Original Buyer and the Seller.

“Encumbrance” means any encumbrance or security interest whatsoever, howsoever created or arising including (without prejudice to the generality of the foregoing) any right of ownership, security, mortgage, pledge, charge, encumbrance, lien, assignment, statutory right in rem, hypothecation, title, retention, attachment, levy, claim, right of possession or detention, right of set-off (but excluding any right of set-off arising by way of operation of law) or any agreement or arrangement having a similar effect to any of the foregoing.

1.2	Interpretation

In this TACA Assignment:

1.2.1	references to Clauses are to be construed as references to the clauses of this TACA Assignment;

1.2.2	references to this TACA Assignment (or to any specified provisions of this TACA Assignment) or any other document shall be construed as references to this TACA Assignment, that provision or that document as in force for the time being and as amended in accordance with its terms.

1.2.3	words importing the plural shall include the singular and vice versa;

1.2.4	headings to Clauses or sections are for convenience only and are to be ignored in construing this TACA Assignment;

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1.2.5	references to a person shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any state or any agency thereof and shall include references to its successors, permitted transferees and permitted assigns;

1.2.6	references to any statute or statutory provision include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

1.2.7	liability includes any obligation or liability (whether present or future, actual or contingent, secured or unsecured, as principal or surety or otherwise); and

1.2.8	the words herein, hereof and hereunder, and words of similar import shall be construed to refer to a document in its entirety and not to any particular provision of such document.

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2.	ASSIGNMENT, ASSUMPTION AND AMENDMENT

2.1	As of, and with effect from, the Effective Date and subject to the terms and conditions set forth herein, including without limitation the amendments and adjustments set out in Clause 3 herein, the Parties agree that:

2.1.1	the Original Buyer shall assign and transfer to Taca all of the rights, title, benefits and interests and all of the obligations and liabilities of the Original Buyer under the Agreement (except as set forth in Clause 3 herein) so far as they relate only to the Assigned Taca Aircraft;

2.1.2	Taca shall assume, undertake and perform all of the obligations and liabilities of the Original Buyer under the Agreement (except as set forth in Clause 3 herein) as contemplated in this TACA Assignment so far as they relate only to the Assigned Taca Aircraft in every way as if Taca had at all times been a party to the Agreement in place of the Original Buyer;

2.1.3	notwithstanding the assignment and assumption contemplated above, the Original Buyer shall remain liable, on a joint and several basis with Taca, for all covenants, undertakings, obligations, duties, responsibilities and liabilities under the GTH Assigned Agreement, which can be further amended or supplemented by the Seller and Taca from time to time;

2.1.4	with respect to the Assigned Taca Aircraft and all of the rights, title, benefits and interests of the Original Buyer under the Agreement (except as set forth in Clause 3 herein), the Original Buyer: (i) irrevocably and forever releases the Seller from all of its respective covenants, undertakings, obligations, duties, responsibilities and liabilities under the Agreement to the extent that the same relate to the Assigned Taca Aircraft; and (ii) irrevocably and forever waives any rights against the Seller with respect to the Assigned Taca Aircraft and any of their rights, title, benefits and interests under the Agreement from and continuing at all times after the Effective Date;

2.1.5	[*]

2.1.6	The Seller acknowledges the aforesaid assignment, transfer, assumption, release and undertaking and consents to the same. For the avoidance of doubt, the Seller shall be responsible to perform its obligations to Taca under the Agreement (except as set forth in Clause 3 herein) as contemplated in this TACA Assignment so far as they relate only to the Assigned Taca Aircraft in every way as if Taca had at all times been a party to the Agreement in place of the Original Buyer.

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2.2	Each of the foregoing agreements are conditional on, and shall take effect simultaneously with, the others.

2.3	Each of the Original Buyer and Taca agree that the Seller shall incur no additional obligations or liabilities in connection with agreeing to consent to the assignment and assumption contemplated herein, and each of the Original Buyer and Taca agrees to indemnify and hold harmless the Seller to the extent of any losses, costs, expenses, liabilities and/or damages suffered by the Seller as a result of the Seller entering into this TACA Assignment.

2.4	Taca and the Seller each acknowledge that from the Effective Date hereof, Taca shall be the “Buyer” under, and is bound, liable and responsible for all terms and conditions relating to the Assigned Taca Aircraft set forth in this TACA Assignment and the GTH Assigned Agreement except as set forth in Clause 3 herein.

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3.	AMENDMENTS AND ADJUSTMENTS

The Parties hereby agree that, with effect from the Effective Date, the GTH Assigned Agreement shall include all of the terms and conditions of the Agreement amended to reflect the assignment of the Assigned Taca Aircraft to Taca, except as otherwise provided herein, and shall include the amendments set forth in this Clause 3.

3.1	The Agreement shall be amended to reflect the assignment of the Assigned Taca Aircraft to Taca and shall include the following amendments:

3.1.1	in clause 1, the sentence “fifty-one (51) Aircraft, of which eighteen (18) are A320 Family Aircraft and thirty-three (33) are A320 NEO Family Aircraft” shall be deleted and replaced with “twenty-five (25) Aircraft, of which ten (10) are A320 Family Aircraft and fifteen (15) are A320 NEO Family Aircraft”;

3.1.2	in clause 5.1, the references to the Buyer’s account shall be deleted and replaced with the following text:

[*]

3.1.3	in clause 9.1.1.1 and 9.1.1.2, the delivery schedule indicated shall be replaced by the delivery schedule set forth in Exhibit B of this TACA Assignment.

3.1.4	in clause 22.2, the address for notices shall be changed to add Taca as additional addressee:

GRUPO TACA HOLDINGS LIMITED,

Attn.: Secretary General

Wintherbotham Place, Marlborough and Queen Streets

Nassau, The Bahamas

Email: flota@aviancataca.com

3.2	For the GTH Assigned Agreement, clause 5.10 of the Purchase Agreement shall be deleted in its entirety and replaced by the following quoted provisions:

QUOTE

5.10	Set-Off

The Seller may set-off any matured and undisputed obligation owed by the Buyer and/or AviancaTaca Holding S.A. and/or Aerovias del Continente Americano S.A. Avianca (individually or collectively the “Relevant Set-Off Parties”), to the Seller and/or its Affiliates against any obligation (whether or not matured) owed by the Seller to any of the Relevant Set-Off Parties [*]

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UNQUOTE

3.3	For the GTH Assigned Agreement, clause 5.11 of the Purchase Agreement shall be deleted in its entirety and replaced by the following quoted provisions:

QUOTE

*	[Two pages have been omitted in accordance with a request for confidential treatment.]

UNQUOTE

3.4	For the GTH Assigned Agreement, clause 9.1.1.4 of the Purchase Agreement shall be deleted in its entirety and replaced by the following quoted provisions:

QUOTE

[*]

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UNQUOTE

3.5	The Parties agree that the following clauses to the Purchase Agreement shall not be assigned to Taca and that all of the rights, title, benefits and interests and all of the obligations and liabilities under the following clauses to the Purchase Agreement shall remain vested with the Original Buyer:

[*]

a)	clause [*] to the Purchase Agreement;

b)	clause [*] to the Purchase Agreement; and

c)	clause [*] to the Purchase Agreement.

Taca agrees that (i) any and all actions and/or inactions taken by the Original Buyer pursuant to the above specified clauses and (ii) any amendments to the above specified clauses by the Original Buyer and Seller, are hereby approved and do not require Taca’s prior consent.

3.6	The Parties agree that the following Letter Agreements to the Purchase Agreement shall not be assigned to Taca and that all of the rights, title, benefits and interests and all of the obligations and liabilities under the following Letter Agreements shall remain vested with the Original Buyer

[*]

Taca agrees that any and all actions and/or inactions taken by the Original Buyer pursuant to the above specified clauses and (ii) any amendments to the above specified clauses by the Original Buyer and Seller, are hereby approved and do not require Taca’s prior consent.

3.7	Notwithstanding the assignment of the Agreement to Taca pursuant to this TACA Assignment, the Parties agree that the following provisions of the Purchase Agreement shall also remain vested with the Original Buyer, as applicable:

a)	clause [*];

b)	clause [*]

c)	clause [*]; and

d)	clause [*].

4.	ORIGINAL BUYER’S LIABILITY

Each of Taca and the Original Buyer agree that any notice sent by the Seller to the Original Buyer pursuant to any default by Taca under the terms of the GTH Assigned Agreement shall be automatically construed as a Seller’s first demand to the Original Buyer to fulfill its obligations as guarantor and cure Taca’s default.

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5.	REPRESENTATIONS AND WARRANTIES

5.1	Each Party to this TACA Assignment represents and warrants to each other Party that:

5.1.1	it is duly established and validly existing under the laws of the place of its incorporation and has full power, authority and legal right to execute and perform this TACA Assignment;

5.1.2	it has taken all necessary legal and corporate action to authorise the execution and performance of this TACA Assignment;

5.1.3	its execution and delivery of this TACA Assignment, and the performance by it of its obligations hereunder, does not, and will not, violate any provision of its constitutive documents or any provision of any applicable law in any material respect; and

5.1.4	this TACA Assignment constitutes a legal, valid and binding obligation of such Party in accordance with its terms.

5.2	As of the date hereof, each of the Original Buyer and the Seller represents and warrants to each of the other Parties that it is not in default under the Agreement and has not created or granted any Encumbrance with respect to the Agreement so far as it relates to the Assigned Taca Aircraft or its rights thereunder.

6.	INDEMNITY

Taca shall indemnify and hold harmless the Seller for:

5.1	any liabilities, costs, expenses and obligations arising out of this TACA Assignment which would not have been incurred by the Seller had the TACA Assignment not occurred, including, without limitation, liabilities, costs, expenses and obligations relating to (1) any amendment to the Specification of any Assigned Taca Aircraft (as such has been agreed between the Original Buyer and the Seller in accordance with the terms of the Agreement with respect to the Aircraft); or (2) the performance of any additional work on the Assigned Taca Aircraft beyond what is currently contemplated in the Agreement with regard to the Aircraft; and

5.2	all reasonable out-of-pocket costs and expenses incurred by the Seller (including all reasonable costs and expenses relating to external legal and tax advice) in connection with the negotiation, preparation and execution of any of the agreements and arrangements contemplated by this TACA Assignment, such amounts to be borne by Taca.

7.	FUTURE AMENDMENTS

No amendment, modification or waiver in respect of this TACA Assignment will be effective unless in writing (including a writing evidenced by a facsimile or e-mail transmission) and executed by each of the Parties.

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8.	GOVERNING LAW

THIS TACA ASSIGNMENT WILL BE GOVERNED BY AND CONSTRUED AND THE PERFORMANCE THEREOF WILL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Each of the Parties (i) hereby irrevocably submits itself to the nonexclusive jurisdiction of the courts of the state of New York, New York County, or the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this TACA Assignment, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto, and (ii) hereby waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, any defense based on sovereign or other immunity or that the suit, action or proceeding which is referred to in Clause (i) above is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this TACA Assignment or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by these courts.

THE PARTIES HEREBY ALSO AGREE THAT THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS 1988 WILL NOT APPLY TO THIS TRANSACTION.

9.	NOTICES

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this TACA Assignment is identified with its name below or in any substitute details which that Party may notify to the other Parties by not less than [*] notice.

9.1.1	In the case of the Original Buyer:

AviancaTaca Holding S.A.

Attn.: Secretary

Avenida El Dorado No. 59-15 Piso 10

Bogotá – Colombia

Email: fleet@aviancataca.com

9.1.2	In the case of Taca:

Grupo Taca Holdings Limited

Attn: Director

Winterbotham Place, Marlborough & Queen Streets

Nassau, The Bahamas

With a copy to:

AviancaTaca Holding S.A.

Attn.: Secretary

Avenida El Dorado No. 59-15 Piso 10

Bogotá – Colombia

Email: fleet@aviancataca.com

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9.1.3	In the case of the Seller:

Airbus S.A.S.

1 rond point Maurice Bellonte

31707 Blagnac Cedex

France

Fax: +33 (0) 5 61 93 49 81

Attention: Vice-President Contracts Division

10.	REFERENCE

Any future reference to (a) the Agreement in relation to any of the Assigned Taca Aircraft in any document or instrument in connection therewith, shall, after the Effective Date, be deemed to be a reference to the GTH Assigned Agreement and (b) the “Buyer” under the GTH Assigned Agreement, as assigned, or in any other document or instrument, and in any case in relation to any of the Assigned Taca Aircraft, shall, after the Effective Date, be deemed to be a reference to Taca.

11.	ONWARD TRANSFER OF RIGHTS

Taca agrees that it may not assign, novate, transfer, sell, delegate or otherwise deal with or dispose of any of its rights hereunder or under the GTH Assigned Agreement without the prior written consent of the Seller.

12.	CONFIDENTIALITY

This TACA Assignment (and its existence) shall be treated by all of the Parties as confidential in accordance with clause 22.12 of the Purchase Agreement and the GTH Assigned Agreement.

13.	ENTIRE AGREEMENT

This TACA Assignment constitutes the entire agreement between the Parties and supersedes all previous negotiations, representations, undertakings and agreements heretofore made between the parties with respect to its subject matter.

14.	COUNTERPARTS

This TACA Assignment (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

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IN WITNESS WHEREOF the parties have executed this TACA Assignment on the date first above written.

AVIANCATACA HOLDING S.A.,

By:	/s/ Elisa Murgas de Moreno
Name:	Elisa Murgas de Moreno
Title:	Secretary General Officer

GRUPO TACA HOLDINGS LIMITED

By
Name
Title	Sole Director

AIRBUS S.A.S.

By
Name
Title

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Exhibit A

[Copy of Agreement]

[Included elsewhere in this filing as Exhibit 10.8]

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Exhibit B

[*]

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